                          CERTIFICATE OF INCORPORATION
                                       OF
                              GALAXY VENTURES, INC.


         FIRST:  The name of this Corporation shall be:

                              GALAXY VENTURES, INC.

         SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle 19805 and its registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the corporation shall be:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is:

         Twenty Five Million One Hundred Thousand (25,100,000) shares divided into Twenty Five Million (25,000,000) common shares with a par value of One-Tenth of One Cent ($.001) per share and One Hundred Thousand (100,000) Preferred shares with a par value of ($.001) per share.

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         FIFTH: The name and address of the incorporator is as follows:

                                Thomas G. Kimble
                           311 South State, Suite 440
                            Salt Lake City, UT 84111

         SIXTH: The Board of Directors shall have the power to adopt, amend or appeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its Stockholder or monetary damages for any breach of fiduciary duty by such director as a director.

Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this 12th day of December, 1996.






                                        -----------------------------
                                        Thomas G. Kimble, Incorporator

                              GALAXY VENTURES, INC.
                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

Galaxy Ventures, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         1st: That by unanimous written consent of the Board of Directors of Galaxy Ventures, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval by the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the FIRST article thereof so that as amended, said Article shall read as set forth below:

         FIRST: The name of this corporation shall be: Minimally Invasive Surgery Corporation

         2nd: The Corporation has effectuated a 16 to 1 reverse stock split effective with the commencement of business on June 3, 1998, which reduced the outstanding shares from 28,800,000 shares to 1,800,000 shares but does not reduce the Corporation's authorized shares of common stock.

         3rd: That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said Corporation was duly received in accordance with the General Corporation law of the State of Delaware, by which consent the necessary number of shares as required by statute were voted in favor of the amendment.

         4th: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

         IN WITNESS WHEREOF, said Galaxy Ventures, Inc., has caused this certificate to be signed by Clayton B. Barlow, its President and its Secretary - Treasurer, this 3rd day of June, 1998.

                                By: /s/ Clayton B. Barlow


                                Clayton B. Barlow, President and
                                Secretary - Treasurer

                                STATE OF FLORIDA
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                     Minimally Invasive Surgery Corporation
--------------------------------------------------------------------------------

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Florida.

DOES HEREBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of BackGenesis, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered Article I so that, as amended, said Article shall be and read as follows: Change of company name from Minimally Invasive Surgery Corporation to BackGenesis, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of General Corporation Law of the State of Florida at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Florida.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by George E. Sheldon, III, an Authorized Officer, this 19th day of November, 1999.


                                             By: /s/ George E. Sheldon, III
                                                 -------------------------------
                                                      Authorized Officer

                                             Title:   Secretary

                       CERTIFICATE AND ARTICLES OF MERGER
                                       OF
                            CLEF COMMUNICATIONS, INC.
                               A UTAH CORPORATION
                                      INTO
                              GALAXY VENTURES, INC.
                             A DELAWARE CORPORATION

THE UNDERSIGNED CORPORATION DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                        STATE OF INCORPORATION
         ----                                        ----------------------

         Clef Communications, Inc.                   Utah
         Galaxy Ventures, Inc.                       Delaware

         SECOND: That an agreement and plan of merger between the parties to the merger has been adopted, approved, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation of the merger is Galaxy Ventures, Inc., a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of Galaxy Ventures, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 782 East 8425 South, Sandy, Utah 84094.

         SIXTH: That a copy of the agreement and plan of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

         SEVENTH: The authorized capital stock of the Utah corporation which is a party to the merger is as follows:


Corporation                         Class            No. of Shares              Par Value Per Share
-----------                         -----            -------------              -------------------
Clef Communications, Inc.           Common           50,000,000                 $.001

         EIGHT: The Plan of Merger shall be for the Utah corporation to be merged into the Delaware corporation and the 50,000,000 outstanding shares of common stock of the Utah corporation shall be automatically converted into 5,000,000 shares of common stock of the Delaware corporation on the basis of 1 new share of the Delaware corporation for each 10 outstanding shares of the Utah Corporation. The 1,000 shares of common stock of the Delaware corporation presently outstanding shall be canceled in the merger.

         NINTH: The Utah corporation has 50,000,000 shares of common stock outstanding, of which 31,412,000 (62.8%) shares voted in favor of the merger and no shares voted against the merger. The Delaware Corporation has 1,000 shares of common stock outstanding all of which were voted in favor of the merger.


                                   GALAXY VENTURES, INC., a Delaware
                                   Corporation



December 31, 1996                  By:
                                      ------------------------------------------
                                      Clayton B. Barlow, President and Secretary